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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                        Date of Report: DECEMBER 19, 2000
                                        -----------------


                               EPRISE CORPORATION
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             (Exact name of registrant as specified in its charter)


DELAWARE                            0-14732             04-3179480
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(State or other jurisdiction        (Commission         (IRS Employer
 of incorporation)                  File Number)        Identification No.)



200 CROSSING BOULEVARD, FRAMINGHAM, MASSACHUSETTS             01702
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(Address of principal executive offices)                   (ZIP Code)



Registrant's telephone number, including area code:  (508) 661-5200
                                                     --------------



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ITEM 5.   OTHER EVENTS

          On December 18, 2000, the Board of Directors of Eprise Corporation (the "Company") declared a dividend of one preferred share purchase right on each outstanding share of Common Stock to stockholders of record on December 29, 2000. For a further description of the Rights, see the Press Release attached hereto as Exhibit 99.1, and the Rights Agreement attached hereto as Exhibit 4.1, including the Summary of Rights to Purchase Preferred Shares attached thereto as Exhibit C, each of which is incorporated herein by reference.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  EXHIBITS

          EXHIBIT NUMBER

             4.1 Rights Agreement, dated as of December 18, 2000, between the Company and Fleet Bank N.A. c/o EquiServe, L.P., which includes the Certificate of Designation in respect of the Series A Junior Participating Preferred Stock as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.

            99.1 Press Release of Eprise Corporation, dated December 19, 2000, announcing the adoption of the Rights Agreement and the dividend distribution of the Rights.




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                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          EPRISE CORPORATION
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                                          Registrant



DATED:  December 19, 2000                  By: /s/ Joseph A. Forgione
                                             -----------------------------------
                                               Joseph A. Forgione
                                               President



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                                INDEX TO EXHIBITS



Exhibit
Number                    Exhibit
-------                   -------

 4.1 Rights Agreement, dated as of December 18, 2000, between the Company and Fleet Bank N.A. c/o Equiserve, L.P., which includes the Certificate of Designation in respect of the Series A Junior Participating Preferred Stock as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.

99.1 Press release, dated as of December 19, 2000, entitled "Eprise Corporation Adopts Stockholder Rights Plan"